EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of the 12th day of August 2004, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927 (the "Company"), and Joseph R. Rosetti, residing at c/o Safer Rosetti, 437 Madison Avenue, 20th Floor, New York, New York 10022 (the "Executive").


                              W I T N E S S E T H:


         WHEREAS, the Company is engaged in the spoken audio business including audiobooks, old-time radio shows and downloadable spoken audio products; and


         WHEREAS, the Company desires to employ the Executive and the Executive is willing to commit himself to serve and to establish a minimum period during which he will serve the Company on the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

         (1) Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

         (2) Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

         (3) Term. The employment of the Executive by the Company as provided in paragraph 2 shall commence on August 12, 2004 and end on the second (2nd) anniversary of such commencement (the "Term"), subject, however, to the other termination provisions contained herein.

         (4) Position and Duties. The Executive shall be employed by the Company as Chairman. His power and authority shall be and remain subject to the direction and control of the Board of Directors. The Executive shall perform the duties and responsibilities and have the powers of Chairman, as set forth in the Company's By-laws. During the Term, the Executive shall devote his time on matters relating to the operation of Company's and its subsidiaries' business and affairs.

         (5) Compensation and Related Matters.

             (a) Salary. During the term of this Agreement, the Company shall pay to the Executive, as compensation for his services, a monthly salary of $7,500 in bi-monthly installments.

             (b) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

             (c) Stock Options. The Executive will receive stock options (the "Options") to acquire Four Hundred Thousand (400,000) shares of the Company's common stock, no par value per share ("Common Stock"), pursuant to and in accordance with the Company's [2001 Stock Incentive Plan] (the "Plan"). The Options shall vest as to 25% of the shares covered thereby on the date hereof and 25% of the shares covered thereby on each of November 12, 2004, February 12, 2005 and May 12, 2005. The Options shall be exercisable at a price per share equal to the closing sale price of the Common Stock on the date hereof, shall terminate five years from the date hereof, and shall be granted pursuant to the terms and conditions as more specifically provided for in the Plan and a Non-Qualified Stock Option Agreement dated as of the date hereof between the Company and the Executive in the form of Exhibit A hereto.

      (6) Termination by the Company. The Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below.

             (a) Death. The Executive's employment hereunder shall terminate upon his death.

             (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, as determined by a physician mutually chosen by the Executive and the Company, the Executive shall have been absent from his duties hereunder for a consecutive period of forty-five (45) days and after notice of termination is given (which may be given before or after the end of such 45 day period but which will in no event be effective until, at the earliest, the day following the forty-fifth day of the period) shall not have returned to the performance of his duties hereunder, as that concept is contemplated in this Agreement, within ten (10) days after the notice of termination is given, the Company may terminate the Executive's employment hereunder.

             (c) Cause. The Company may terminate the Executive's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) willful misconduct,
(ii) continued failure by the Executive to perform his duties as Chairman, (iii) conviction of a crime or alcohol or drug abuse, or (iv) the Executive's breach of this Agreement. The termination shall be evidenced by written notice thereof to the Executive.

             (d) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company may, at any time, by a vote of not less than a majority of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive without cause upon thirty (30) days' prior written notice to the Executive setting forth the reasons, if any, for the termination. For purposes of this Agreement, the term "without cause" shall mean termination by the Company on any grounds other than those set forth in paragraphs 6(a), (b) or (c) hereof.

      (7) Executive Termination. The Executive may terminate his employment hereunder for any reason upon thirty (30) days prior written notice to the Company.

      (8) Non-Competition and Confidentiality Covenant. During the term of this Agreement and for a period of two (2) years immediately following the termination of his employment, whether said termination is occasioned by the Company, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage or participate in any activities which are in direct or indirect conflict with the interests of the Company or solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company.

      Furthermore, the Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive will not use such information to the detriment of the Company or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result), (ii) the Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment.

      (9) Indemnification. To the maximum extent permitted under the corporate laws of the State of Florida, (a) the Executive shall be indemnified and held harmless by the Company, as provided under such corporate laws for any and all actions taken or matters undertaken, directly or indirectly, in the performance of his duties and responsibilities under this Agreement or otherwise on behalf of the Company, provided the Executive did not act wantonly or recklessly or was not grossly negligent or engaged in willful misconduct, and (b) without limiting clause (a), the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to the Executive's acting as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defense or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall, at its election, to be determined in its sole and absolute discretion, either assume the defense or investigation of such Claim or matter or pay the Expenses incurred by the Executive in connection with the defense or investigation of such Claim or matter, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then current prime rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder.

      (10) Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation, which is a successor-in-interest to the Company.

      (11) Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:      To the address at the head of this Agreement

         If to the Company:        MediaBay, Inc.
                                   2 Ridgedale Avenue - Suite 300
                                   Cedar Knolls, New Jersey 07927
                                   Attention:  Vice Chairman

Or to such other address as the parties may furnish to each other in writing. Copies of all notices, demands and communications shall be sent to the home addresses of all members of the Board of Directors of the Company.

      (12) Miscellaneous.

           (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

           (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

      (13) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York (except to the extent that the Florida Business Corporation Act applies to Section 8 hereof) and any action brought by either party shall be commenced in the courts of the State of New York. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States of America located in the Southern District of New York for any and all actions, suits or proceedings arising out of or resulting from or relating to this Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (14) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      (15) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures shall be effective and binding as original signatures.

      (16) Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company, and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.


Date Signed:  August 12, 2004              MEDIABAY, INC., a Florida corporation

                                           By:      /s/ John F. Levy
                                              ----------------------------------
                                              Name:   John F. Levy
                                              Title:  Vice Chairman and
                                                      Chief Financial Officer

                                           "EXECUTIVE"

Date Signed:  August 12, 2004              By: /s/ Joseph R. Rosetti
                                              ----------------------------------
                                              Joseph R. Rosetti